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                                                                   EXHIBIT 10(m)

                            STERLING COMMERCE, INC.

                            1996 STOCK OPTION PLAN
                            ----------------------


     Sterling Commerce, Inc., a Delaware corporation (the "Company"), hereby establishes the Sterling Commerce, Inc. 1996 Stock Option Plan (the "Plan"), effective as of February 12, 1996.

     1.   Purpose.  The purpose of the Plan is to attract and retain the best
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available talent and encourage the highest level of performance by executive officers, key employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its shareholders. All options granted under the Plan are intended to be nonstatutory stock options.

     2.   Definitions.  The following terms, when used in the Plan with initial
          -----------
capital letters, will have the following meanings:

          (a) "Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (d) "Common Stock" means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 9.

          (e) "Date of Grant" means (i) with respect to Participants, the date specified by the Stock Option Committee or the Special Stock Option Committee, as applicable, on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee takes action with respect thereto) and (ii) with respect to Nonemployee Directors, the applicable date specified in Paragraph 7.

          (f) "Market Value per Share" means (i) for Stock Options granted prior to the Company's underwritten initial public offering of the Common Stock ("IPO"), the price per share to the public of the shares of Common Stock offered and sold by the Company in the IPO and (ii) for Stock Options granted after the IPO (A) the fair market value per share of the Common Stock on the Date of Grant as determined by the Stock Option Committee or the Special Stock Option

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     Committee, as applicable, with respect to Stock Options granted to
     Participants, and (B) with respect to Stock Options granted to Nonemployee Directors pursuant to Paragraph 7, the average of the high and low closing sale prices as reported on any national securities exchange on which the Common Stock is listed on the Date of Grant if such date is a trading day and, if such date is not a trading day, on the immediately preceding date which is a trading day.

          (g) "Nonemployee Director" means a member of the Board who is not an employee of the Company or any Subsidiary, who qualifies as a "disinterested person" within the meaning of Rule 16b-3 and who is a member of the Special Stock Option Committee.

          (h) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

          (i) "Participant" means a person who is selected by the Stock Option Committee or the Special Stock Option Committee, as applicable, to receive Stock Options under Paragraph 5 or Paragraph 6 of the Plan and who is at that time (i) an executive officer or other key employee of the Company or any Subsidiary, (ii) an advisor or consultant to the Company or any Subsidiary, or (iii) a member of the Board other than a Nonemployee Director.

          (j) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

          (k) "Special Stock Option Committee" means (i) prior to the close of the initial public offering of the Common Stock, a committee that at all times consists of at least two nonemployee directors of Sterling Software, Inc. who qualify as "disinterested persons" within the meaning of Rule 16b-3 and all of whose members qualify as "outside directors" within the meaning of Section 162(m) of the Code, and (ii) from and after the close of such initial public offering, a committee of the Board that at all times consists of at least two nonemployee directors who qualify as "disinterested persons" within the meaning of Rule 16b-3 and all of whose members qualify as "outside directors" within the meaning of Section 162(m) of the Code.

          (l) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5, Paragraph 6 or Paragraph 7.

          (m) "Stock Option Committee" means (i) prior to the close of the initial public offering of the Common Stock, the Special Stock Option Committee as defined in Paragraph 2(k)(i) above, and (ii) from and after the close

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     of such initial public offering, the Stock Option Committee appointed by the Board.

          (n) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

     3.   Shares Available Under Plan.  The shares of Common Stock which may be
          ---------------------------
issued under the Plan will not exceed in the aggregate 15,000,000 shares, subject to adjustment as provided in this Paragraph 3. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          (a) Any shares of Common Stock which are subject to Stock Options that are terminated, unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

          (b) If, as of the close of business on the last day of each fiscal quarter of the Company following the initial public offering of the Common Stock, the sum of (i) the total number of shares of Common Stock previously issued upon the exercise of Stock Options, (ii) the total number of shares of Common Stock then subject to outstanding Stock Options, and (iii) the total number of shares of Common Stock then remaining available for future Stock Option grants under the Plan (such sum being the "Plan Shares") is less than 20% of the total number of shares of Common Stock then outstanding computed on a fully diluted basis (such total number being the "Outstanding Shares"), the number of shares of Common Stock available for issuance under the Plan will be increased (but not decreased) so that the number of Plan Shares will be equal to 20% of the number of Outstanding Shares. For purposes of the foregoing adjustment, all outstanding Stock Options will be treated as fully exercised in computing the number of outstanding shares of Common Stock on a fully diluted basis, without regard to whether the Stock Options are then fully exercisable.

          (c) The shares available for issuance under the Plan will be also subject to adjustment as provided in Paragraph 9.

     4.   Individual Limitation on Stock Options.  The maximum aggregate number
          --------------------------------------
of shares of Common Stock with respect to which Stock Options may be granted to any Participant during the term of the Plan will not exceed 10,000,000 shares.

     5.   Stock Options for Participants - Nonexempt Grants.  The Stock Option
          -------------------------------------------------
Committee or the Special Stock Option Committee may

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from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as such committee may determine in accordance with the provisions set forth below. Grants made by the Stock Option Committee or the Special Stock Option Committee pursuant to this Paragraph 5 are not intended to comply with or otherwise satisfy the requirements of Rule 16b-3.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify whether the Option Price will be payable
     (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Stock Option Committee or the Special Stock Option Committee, as applicable, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Stock Option Committee or the Special Stock Option Committee, as applicable, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or
     (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will become exercisable, and any grant may provide, or may be amended to provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or in the event of any other similar transaction or event.

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          (f) Each Stock Option granted pursuant to this Paragraph 5 will be subject to the transfer restrictions set forth in Paragraph 8.

          (g) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Stock Option Committee or the Special Stock Option Committee, as applicable) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee may approve.

     6.   Stock Options for Participants - Exempt Grants.  The Special Stock
          ----------------------------------------------
Option Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the provisions set forth below. Grants made by the Special Stock Option Committee pursuant to this Paragraph 6 are intended to comply with and otherwise satisfy the requirements of Rule 16b-3.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify whether the Option Price will be payable
     (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Special Stock Option Committee, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Special Stock Option Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

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          (e) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will become exercisable, and any grant may provide, or may be amended to provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or in the event of any other similar transaction or event.

          (f) Each Stock Option granted pursuant to this Paragraph 6 will be subject to the transfer restrictions set forth in Paragraph 8.

          (g) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Special Stock Option Committee) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as the Special Stock Option Committee may approve.

     7.   Stock Options for Nonemployee Directors.  Each Nonemployee Director
          ---------------------------------------
will be granted an option on his or her initial election or other appointment to the Board to purchase 100,000 shares of Common Stock. Each Nonemployee Director will also be granted an additional option to purchase 100,000 shares of Common Stock every five years on the anniversary date of his or her initial election or other appointment to the Board, beginning on the fifth anniversary of such initial election or appointment, provided that such individual has served continually as a Nonemployee Director through the close of business on such anniversary date. All Stock Options granted pursuant to this Paragraph 7 will contain the terms and conditions set forth below. Stock Options granted pursuant to this Paragraph 7 are intended to comply with and otherwise satisfy the requirements of Rule 16b-3. To the extent any provision of the Plan applicable to a Stock Option granted pursuant to this Paragraph 7 or any act of the Board, the Stock Option Committee or the Special Stock Option Committee would cause such Stock Option to fail to satisfy or comply with any requirement of Rule 16b-3, such provision or act will be deemed null and void for purposes of such Stock Option.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will be 100% of the Market Value per Share on the Date of Grant.

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          (c) Each grant will specify that the Option Price will be payable (i)
     in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Nonemployee Director for at least six months (or, with the consent of the Special Stock Option Committee, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price,
     (iii) with the consent of the Special Stock Option Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Nonemployee Director having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Each grant will also provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (d) Stock Options for Nonemployee Directors will become exercisable in cumulative annual installments of one-fourth of the shares subject to the Stock Options, beginning one year after the Date of Grant and will expire on the fifth anniversary of the Date of Grant. Such Stock Options will also provide for immediate exercise in the event of a Change in Control, as hereinafter defined.

          (e) Each Stock Option granted pursuant to this Paragraph 7 will be subject to the transfer restrictions set forth in Paragraph 8.

          (f) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Special Stock Option Committee) and delivered to the Nonemployee Director and containing such terms and provisions, consistent with the Plan and Rule 16b-3, as the Special Stock Option Committee may approve.

     For purposes of this Paragraph 7, a "Change in Control" means the occurrence, prior to the expiration of a Stock Option granted to a Nonemployee Director, of any of the following events:

          (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction are

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     held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

          (ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than two-thirds of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

          (iii) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;

          (iv) the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

          (v) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of clauses (iii) or (iv) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" will not be deemed to have occurred for purposes of clause (iii) or clause (iv) above solely because (A) the Company, (B) a Subsidiary, (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary or (D) Sterling Software, Inc. or any of its wholly owned subsidiaries (collectively, "SSW") either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or

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Schedule 14A (or any successor schedule, form or report or item therein) under the Act disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership or any increase or decrease thereof; provided, however, that the exception contained in clause (D) above with respect to the beneficial ownership of Voting Stock of the Company by SSW will expire, without further action, effective as of the date on which SSW no longer beneficially owns more than 10% of the outstanding Voting Stock of the Company.

     8.   Transferability.  Except as otherwise expressly provided in the
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agreement evidencing a Stock Option granted pursuant to Paragraph 5 or Paragraph
6, or in any amendment to such agreement, no Stock Option will be transferable by a Participant or Nonemployee Director other than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order, as that term is defined under the Code or the Employee Retirement Income Security Act of 1974, as amended.

     9.   Adjustments.  The Stock Option Committee, with respect to Stock
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Options granted under Paragraph 5, and the Special Stock Option Committee, with respect to all other Stock Options, may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants and Nonemployee Directors that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

     10.  Withholding of Taxes.  To the extent that the Company is required to
          --------------------
withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, or is requested by an optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Stock Option Committee, with

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respect to Stock Options granted under Paragraph 5, or by the Special Stock
Option Committee, with respect to all other Stock Options, an optionee may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the optionee on exercise of the Stock Option.

     11.  Administration of the Plan.  (a) The Plan will be administered by the
          --------------------------
Stock Option Committee or the Special Stock Option Committee with respect to Stock Options granted under Paragraph 5 and by the Special Stock Option Committee with respect to all other Stock Options. For purposes of any action taken by the Stock Option Committee or the Special Stock Option Committee, whichever is applicable, a majority of the members will constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Stock Option Committee or the Special Stock Option Committee.

          (b) Subject to the allocation of administrative responsibilities set forth in Paragraph 11(a), the Stock Option Committee and the Special Stock Option Committee have the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Stock Option Committee or the Special Stock Option Committee, as applicable, of any such provision and any determination by the Stock Option Committee or the Special Stock Option Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Stock Option Committee or the Special Stock Option Committee will be liable for any such action or determination made in good faith.

          (c) Notwithstanding the provisions of Paragraph 11(b), if any authority, discretion or responsibility granted to the Special Stock Option Committee under the Plan would, if exercised or discharged by the Special Stock Option Committee, cause the provisions of Paragraph 7 or any Stock Option granted under Paragraph 7 to fail to satisfy the requirements of Rule 16b-3, such authority, discretion or responsibility may be exercised by the Board to the same extent and with the same effect as if exercised by the Special Stock Option Committee, provided such act of the Board will not cause the provisions of Paragraph 7 or any Stock Option granted under Paragraph 7 to fail to satisfy the requirements of Rule 16b-3 or cause any member of the Special Stock Option Committee to cease to be a disinterested administrator for purposes of Rule 16b-3.

     12.  Amendments, Etc.  (a)  The Stock Option Committee or the Special Stock
          ----------------
Option Committee, as applicable, may, without

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the consent of the optionee, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option may be exercised, to extend the expiration date of the Stock Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, to reduce the exercise price of such Stock Option, to amend the definition of a change in control of the Company (if such a definition is contained in such agreement) to expand the events that would result in a change in control of the Company and to add a change in control provision to such agreement (if such provision is not contained in such agreement) and may amend any such agreement in any other respect with the consent of the optionee. Notwithstanding the foregoing, no amendment will be made to an agreement evidencing a Stock Option granted to a Nonemployee Director pursuant to Paragraph 7 if such amendment would cause such Nonemployee Director to cease to qualify as a "disinterested person" within the meaning of Rule 16b-3.

          (b) The Plan may be amended from time to time by the Stock Option Committee or the Board but may not be amended without further approval by the shareholders of the Company if such Plan amendment would result in any grant or other transaction with respect to Stock Options under Paragraph 6 or Paragraph 7 no longer satisfying the requirements of Rule 16b-3. Notwithstanding the foregoing, the provisions of Paragraph 7 that designate Nonemployee Directors eligible to receive Stock Options and specify the amount, Option Price and timing of Stock Option grants may be amended only by the Board and may be amended not more than once every six months except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan, requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of
                                                 ----
alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Stock Option Committee and the Board each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

          (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

          (d) The Plan will not confer upon any Participant or Nonemployee Director any right with respect to continuance of

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employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant's employment or other service at any time.


                                    STERLING COMMERCE, INC.



                                    By  /s/ Sterling L. Williams
                                       ---------------------------
                                      Name:  Sterling L. Williams
                                      Title:  Chairman and Chief
                                          Executive Officer

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